December 8, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dears Sirs/Madams:

We have read Item 4.01 of Form 8-K dated December 8 2005, of American Racing Capital, Inc. (formerly known as Altrimega Health Corporation) and are in agreement with the statements contained in subsection (a) of Item 4.01. We have no basis to agree or disagree with the statements made in subsection (b) of Item 4.01.

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
Las Vegas, Nevada